UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2008

LIVE CURRENT MEDIA INC.
(Exact name of Registrant as specified in charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

  375 Water Street
Suite 645
Vancouver, British Columbia V6B 5C6
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e) -4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 8.01.                      Other Events.

On August 15, 2008, Live Current Media Inc. (the “Company”) issued a press release announcing its financial results for its second fiscal quarter ended June 30, 2008.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The Company will hold a conference call and simultaneous Web cast on Tuesday, August 19, 2008, beginning at 4:15 p.m. Eastern time to discuss the Company's second quarter 2008 financial results and provide an update on general business developments.

To access the live conference call, dial 1-866-261-3038 (U.S./Canada Toll-Free) or 416-915-9040 (International). A recording of the Web cast of the conference call will be available on the Investors section of the Company's website, at www.livecurrent.com.

Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Item

99.1	Press Release Dated August 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

By:  /s/ C. Geoffrey Hampson
       C. Geoffrey Hampson
       Chief Executive Officer
       Dated: August 16, 2008